Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-112947) and Form S-3 (No. 333-139895) of Bay Banks of Virginia, Inc. and Subsidiaries of our report, dated March 24, 2008, relating to the audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Bay Banks of Virginia, Inc. and Subsidiaries for the year ended December 31, 2007.

Winchester, Virginia
March 28, 2008

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